EXHIBIT 99.1

 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF
               IOS CAPITAL, LLC PURSUANT TO 18 U.S.C. SECTION 1850

We certify that, to the best of our knowledge and belief, the Quarterly Report on Form 10-Q of IOS Capital, LLC for the period ending March 31, 2003:

     (1) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IOS Capital, LLC.



/s/ Russell S. Slack                          /s/ Harry G. Kozee
----------------------                        -----------------------------
Russell S. Slack                             Harry G. Kozee
President (Principal Executive Officer)      Vice President - Finance (Principal
May 15, 2003                                 Financial Officer)
                                             May 15, 2003